SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act


                                 March 20, 2002
                   Date of Report (Date of Earliest Reported)


                              FUTRONIX GROUP, INC.
             (Exact name of registrant as specified in its charter)


    NEVADA                        0-29943                       86-0979534
  (State of                     (Commission                  (I.R.S. Employer
Incorporation)                  File Number)              Identification Number)


                1760 S. Dimensions Terrace, Homosassa, FL, 34448
           (Address of Principal Executive Offices Including Zip Code)


                                 (352) 628 1900
                         (Registrant's Telephone Number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As reported in the registrant's 10-QSB filed on May 20, 2002, on March 20, 2002 the registrant entered into a Stock Purchase Agreement purchasing all the issued and outstanding shares in Futronix, Inc. from its shareholders. All pertinent documents were attached as exhibits to the 8-K/A filed on April 18, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

Audited financial statements for the years ending December 31, 2001 and 2000 and unaudited financial statements for the three months ended March 31, 2002 and 2001 of Futronix, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


DATE: SEPTEMBER 5, 2002                 FUTRONIX GROUP, INC.

                                        BY: /s/ Nevin Jenkins
                                            ------------------------------------
                                            Nevin Jenkins
                                            Its: President and Chief Executive
                                                 Officer


                                        BY: /s/ Tom Smith
                                            ------------------------------------
                                            Tom Smith
                                            Its: Chief Financial Officer,
                                                 Principal Financial Officer

                                 FUTRONIX, INC.

                                    CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

     Report of Independent Public Accountants                                F-2

     Report of Independent Public Accountants (to be filed by amendment)     F-3

     Balance Sheets for the year ended December 31, 2001
         and March 31, 2002 (unaudited)                                      F-4

     Statements of Operations for the years ended December 31, 2001 and 2000 and for the three months ended March 31, 2002
         and 2001 (unaudited)                                                F-5

     Statements of Changes in Stockholders' Equity for the years ended December 31, 2001 and 2000 and the three months
         ended March 31, 2002 (unaudited)                                    F-6

     Statements of Cash Flows for the years ended December 31, 2001 and 2000 and for the three months ended March 31, 2002 and
         2001 (unaudited)                                                    F-7

     Notes to Financial Statements                                           F-9

                          JAMES C. MARSHALL, CPA, P.C.
                          14455 N. Hayden Rd, Suite 206
                              Scottsdale, AZ 85260

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS
Futronix, Inc.
Homosassa, Florida

We have audited the accompanying balance sheet of Futronix, Inc., as of December 31, 2001, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Futronix, Inc. as of December 31, 2001 and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ James C. Marshall, CPA, P.C.

June 28, 2002
Scottsdale, Arizona

The year ended December 31, 2000 is subject to re-audit. The report of independent accountants will be filed by amendment as soon as completed.

                                 FUTRONIX, INC.
                                 Balance Sheets
                December 31, 2001 and March 31, 2002 (unaudited)

                                                                   December 31,    March 31,
                                                                      2001           2002
                                                                   -----------    -----------
                              ASSETS                                              (unaudited)
Current Assets:
  Cash                                                             $       710    $    26,462
  Restricted cash, available                                            47,592         77,734
  Restricted cash, collateralizing cash advances                        85,000        115,654
  Accounts receivable, net                                              64,206        157,844
  Accounts receivable used as collateral                               708,330        963,780
  Inventory                                                            609,123        919,912
  Other current assets                                                   6,500        217,721
                                                                   -----------    -----------
     Total Current Assets                                            1,521,461      2,479,107

Property, plant and equipment, net
  of accumulated depreciation                                          753,524        729,962
Land held for sale                                                     451,700        451,700
Other assets                                                            32,590         31,939
                                                                   -----------    -----------

   Total Assets                                                    $ 2,759,275    $ 3,692,708
                                                                   ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                 $   933,530    $ 1,023,257
  Accrued expenses                                                      39,675         32,599
  Accrued interest                                                      63,466             --
  Cash advances collateralized by accounts receivables                 708,330        963,780
  Current portion of long-term debt                                    507,230        491,559
  Note payable - related party                                       1,325,000             --
                                                                   -----------    -----------
      Total Current Liabilities                                      3,577,231      2,511,195

Long-term debt                                                         977,221        968,861
Note payable - related party                                                --        182,568
                                                                   -----------    -----------

    Total Liabilities                                                4,554,452      3,662,624

Stockholders' Equity (Deficit)
  Common stock - authorized 1,000,000 shares;
     par value $0.0001; issued and outstanding 1,000,000                   100            100
  Additional paid in capital                                           162,485      1,658,725
  Accumulated deficit                                               (1,957,762)    (1,628,741)
                                                                   -----------    -----------
    Total Stockholders' Equity                                      (1,795,177)        30,084
                                                                   -----------    -----------

Total Liabilities and Stockholders' Equity                         $ 2,759,275    $ 3,692,708
                                                                   ===========    ===========

The accompanying notes are an integral part of these financial statements.

                                 FUTRONIX, INC.
                            Statements of Operations
                 for the years ended December 31, 2001 and 2000
       and for the three months ended March 31, 2002 and 2001 (unaudited)

                                                  For the year ended         For the three months ended
                                                     December 31,                     March 31,
                                               --------------------------    --------------------------
                                                  2001           2000           2002           2001
                                               -----------    -----------    -----------    -----------
                                                                             (unaudited)    (unaudited)
Sales, net of returns and allowances           $ 5,434,230    $ 4,605,092    $ 1,896,091    $ 1,686,218

Cost of sales:                                   5,234,139      4,300,426      1,372,361      1,554,450
                                               -----------    -----------    -----------    -----------

Gross profit                                       200,091        304,666        523,730        131,768

Sales and marketing                                 15,355         44,597          3,830            204
General and administrative costs                   440,893        553,961        135,290        109,896
Employee costs                                     534,370        562,207        130,117        159,744
Depreciation and amortization                        6,000         18,000          1,500          1,500
Research and development costs                      12,603            731             --             93
Interest expense                                   230,911        177,573        (32,856)        37,843
                                               -----------    -----------    -----------    -----------
                                                 1,240,132      1,357,069        237,881        309,280
                                               -----------    -----------    -----------    -----------
Other Income:
Interest Income                                        787         17,072          8,172            614
                                               -----------    -----------    -----------    -----------
Gain on sale of assets                             118,009             --         35,000             --
                                               -----------    -----------    -----------    -----------
                                                   118,796         17,072         43,172            614
                                               -----------    -----------    -----------    -----------

Net Income (Loss)                              $  (921,245)   $(1,035,331)   $   329,021    $  (176,898)
                                               ===========    ===========    ===========    ===========
Earnings per common share;
 Basic earnings (loss) per share               $     (0.92)   $     (1.04)   $      0.33    $     (0.18)
                                               ===========    ===========    ===========    ===========

 Weighted average shares outstanding             1,000,000      1,000,000      1,000,000      1,000,000
                                               ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                              FUTRONIX, INC.
                    Statements of Stockholders' Equity
              for the years ended December 31, 2001 and 2000
         and for the three months ended March 31, 2002 (unaudited)

                                     Common Stock
                               --------------------------    Additional     Retained
                                                 At Par        Paid-In      Earnings
                                  Shares         Value         Capital      (Deficit)        Total
                               -----------    -----------    -----------   -----------    -----------
Balance, January 1, 2000         1,000,000    $       100    $    50,400   $    (1,186)   $    49,314

Net Loss                                                                    (1,035,331)    (1,035,331)
                               -----------    -----------    -----------   -----------    -----------

Balance, December 31, 2000       1,000,000            100         50,400    (1,036,517)      (986,017)

Contribution of capital                                          112,085                      112,085

Net Loss                                                                      (921,245)      (921,245)
                               -----------    -----------    -----------   -----------    -----------

Balance, December 31, 2001       1,000,000            100        162,485    (1,957,762)    (1,795,177)

Conversion of debt to equity                                   1,325,000                    1,325,000
Conversion of related party
  debt to equity                                                 171,240                      171,240
Net Income (unaudited)                                                         329,021        329,021
                               -----------    -----------    -----------   -----------    -----------

Balance, March 31, 2002          1,000,000    $       100    $ 1,658,725   $(1,628,741)   $    30,084
                               ===========    ===========    ===========   ===========    ===========

The accompanying notes are an integral part of these financial statements.

                                 FUTRONIX, INC.
                            Statements of Cash Flows
                 for the years ended December 31, 2001 and 2000
       and for the three months ended March 31, 2002 and 2001 (unaudited)

                                                   For the year ended        For the three months ended
                                                      December 31,                    March 31,
                                               --------------------------    --------------------------
                                                  2001           2000           2002           2001
                                               -----------    -----------    -----------    -----------
                                                                             (unaudited)    (unaudited)
Net income (Loss)                              $  (921,245)   $(1,035,331)   $   329,021    $  (176,898)

Adjustments to reconcile net loss to net
  cash used by operating activities:
    Depreciation and amortization                  172,980        174,195         29,568         51,480
    Accounts receivable                             92,445        114,731       (349,088)       (28,783)
    Inventory                                      392,133       (408,652)      (310,789)        (9,377)
    Other current assets                            (6,500)                     (211,221)
    Other assets                                     3,845
    Accounts payable                              (163,357)       477,196         89,727       (261,230)
    Accrued expenses                               (11,499)       (10,164)        (7,076)        43,137
    Accrued interest                                52,154         11,312        (63,466)       (11,312)
                                               -----------    -----------    -----------    -----------

Net cash used by operating activities             (389,044)      (676,713)      (493,324)      (392,983)

Cash flow used by investing activities:
   Purchase of property and equipment             (124,007)       (84,757)        (5,355)       (11,484)
   Proceeds of sale of equipment                                   41,500
   Loan costs paid                                                (39,038)
                                               -----------    -----------    -----------    -----------

Net cash used by investing activities             (124,007)       (82,295)        (5,355)       (11,484)

Cash flow from financing activities:
  Working capital advances                         600,000        725,000                       600,000
  Advances from stockholders                                      142,873        353,808
  Proceeds of loans                                               384,699        262,028
  Repayment of loans                              (192,161)      (295,988)       (30,609)      (111,117)
  Debt reclass to additional paid-in capital                     (387,010)
                                               -----------    -----------    -----------    -----------

Net cash provided by financing activities          407,839        569,574        585,227        488,883
                                               -----------    -----------    -----------    -----------

Net decrease in Cash                              (105,212)      (189,434)        86,548         84,416

Cash - beginning of period                         238,514        427,948        133,302        238,514
                                               -----------    -----------    -----------    -----------

Cash - end of period                           $   133,302    $   238,514    $   219,850    $   322,930
                                               ===========    ===========    ===========    ===========

Continued

Supplemental Cash Flow Information

                                                   For the year ended        For the three months ended
                                                      December 31,                    March 31,
                                               --------------------------    --------------------------
                                                  2001           2000           2002           2001
                                               -----------    -----------    -----------    -----------
                                                                             (unaudited)    (unaudited)


Interest expense                               $   230,911    $   162,148    $    32,856    $    37,843
Transfer of loans to equity                    $   124,386    $ 1,496,240
Assets and related liability transferred
  to Company from stockholders
    Property and building, at cost                            $   729,800
    Loan payable relieved                                     $    89,010
    Liabilities                                               $(1,116,810)

The accompanying notes are an integral part of these financial statements.

                                 FUTRONIX, INC.
                          Notes to financial statements
               for the years ended December 31, 2001 and 2000 and
               for the three months ended March 31, 2002 and 2001


NOTE 1 - THE COMPANY

ORGANIZATION

Futronix, Inc. (the "Company") was incorporated in the state of Florida in 1988. The Company is an ISO 9002-certified consignment and turnkey contract electronics manufacturer. The Company provides engineering support, design, production and in-circuit testing services, as well as full turnkey box build manufacturing for both consumer products and commercial applications. The Company has customers throughout the United States.

On February 20, 2002 the Company changed its par value of common stock to $0.0001 from $1.00 per share, increased the authorized number of shares to 1,000,000 and declared a 10,000 for 1 stock split. This stock split has been reflected as of the earliest period presented to show 1,000,000 shares outstanding with an aggregate par value of $100.

On  March  20,  2002  the  Company   entered  into  an  agreement  and  plan  of
reorganization with FourthCAI, Inc., a public shell corporation, whereby FourthCAI, Inc. changed its name to Futronix Group, Inc., acquired all of the outstanding stock of the Company, and entered into a recapitalization. Thereafter, the Company is a wholly owned subsidiary of Futronix Group, Inc.

GOING-CONCERN CONSIDERATIONS

As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $1,957,762 and has a deficit in working capital of approximately $2,055,770 as of December 31, 2001. The ability of the Company to continue as a going concern is dependent on obtaining additional capital and financing and operating at a profitable level. The Company intends to seek additional capital either through debt or equity offerings and to increase operating margins and sales volume to achieve profitability. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company prepares its financial statements on the accrual accounting basis. Consequently, certain revenue and related assets are recognized upon completion of the earning process rather than when received, and certain expenses are recognized when the obligation is incurred or the asset consumed, rather than when paid.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are composed of highly liquid investments with an original maturity of less than three months. As a result of the Company's cash management system, including the borrowing against receivables, certain payments may create negative book cash balances. Such negative balances are included in liabilities for each period end.

                                 FUTRONIX, INC.
                          Notes to financial statements
               for the years ended December 31, 2001 and 2000 and
               for the three months ended March 31, 2002 and 2001
                                   (continued)


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

ACCOUNTS RECEIVABLE

Accounts receivable are stated net of allowances for doubtful accounts of $38,451 and $55,117 at December 31, 2001 and March 31, 2002, respectively.

FINANCIAL INSTRUMENTS

The carrying amount of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and short and long term debt, approximates their fair value at the end of each period.

INVENTORIES

Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market and consist of electronic parts, components and finished goods.

PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment are stated on the basis of cost. Depreciation is computed principally by the straight-line method. Estimated useful lives for financial reporting purposes are as follows:

     Buildings                                                   31.5 years
     Machinery and equipment                                      3-7 years

LAND HELD FOR SALE

Land not used by the Company for its manufacturing site is available for sale. This land is carried at cost which is not in excess of its fair market value.

OTHER ASSETS

The prepaid assets is subject to amortization as loan-closing costs, these costs are being amortized over the term of the loan.

INCOME TAXES

The Company and its stockholders elected at incorporation under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's net income. Accordingly, no provision or liability for income taxes has been made in the accompanying financial statements. As a result of the reorganization on March 20, 2002, the subchapter S election was terminated and will be subject to taxation as a C corporation subsequent to that date.

                                 FUTRONIX, INC.
                          Notes to financial statements
               for the years ended December 31, 2001 and 2000 and
               for the three months ended March 31, 2002 and 2001
                                   (continued)


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred.

EARNINGS PER SHARE

Earnings per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share," which established new standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic earnings per share, which is based on the weighted average number of common shares outstanding, and diluted earnings per share, which is based on the weighted average number of common shares outstanding plus all potential dilutive common shares outstanding. There were no potentially dilutive instruments outstanding. Therefore, basic and dilutive earnings per share are the same for each period.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121"). SFAS 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company evaluates on each balance sheet date whether events or circumstances have occurred that indicate a possible impairment. In accordance with SFAS 121, the Company uses an estimate of the future undiscounted net cash flows of the related asset or asset group over the remaining life in measuring whether the assets are recoverable.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 FUTRONIX, INC.
                          Notes to financial statements
               for the years ended December 31, 2001 and 2000 and
               for the three months ended March 31, 2002 and 2001
                                   (continued)


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement establishes accounting and reporting standards for goodwill and intangibles for years commencing after December 15, 2001. Whether already acquired or subsequently acquired after the effective date, companies are required to identify intangibles with finite lives and those with indefinite lives. Those intangibles with finite lives are to be amortized over the estimates useful lives of the assets while those with indefinite lives are not to be amortized. Goodwill is not be amortized. Each intangible or goodwill asset should be analyzed at least annually for impairment where the carrying value is in excess of the fair value of the intangibles and in excess of the implied fair value in the case of goodwill assets. The asset's carrying value is to be reduced by a charge to income if the fair value is lower than the carrying value. The Company has no amortizing intangibles or goodwill, therefore, the impact of implementation of SFAS No. 142 is not material.

NOTE 3 - ACCOUNTS RECEIVABLE AND ACCOUNTS RECEIVABLE USED AS COLLATERAL

The Company has recorded a bad debt reserve against its accounts receivable of $38,451 and $55,117 as of December 31, 2001 and March 31, 2002, respectively.

The Company has pledged with recourse certain accounts receivable in exchange for cash advances received by the Company on a revolving basis. The outstanding advances were $708,330 and $963,780 as of December 31, 2001 and March 31, 2002, respectively. The lender maintains the restricted cash balance as additional collateral against the collection of the receivables. The interest rate on these factored receivables is the prime rate plus 2%.

NOTE 4 - INVENTORY

Components of inventory are as follows at December 31, 2001 and March 31, 2002:

                                       December 31, 2001     March 31, 2002
                                       -----------------     --------------
     Raw materials                          $517,726            $779,961
     Work-in progress                         89,700             139,877
     Finished goods                            1,697                  74
                                            --------            --------
                                            $609,123            $919,912
                                            ========            ========

                                 FUTRONIX, INC.
                          Notes to financial statements
               for the years ended December 31, 2001 and 2000 and
               for the three months ended March 31, 2002 and 2001
                                   (continued)


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2001 and March 31, 2002:

                                       December 31, 2001     March 31, 2002
                                       -----------------     --------------
     Land                                  $   25,000          $   25,000
     Building                                 357,701             357,701
     Furniture and equipment                1,988,561           1,993,916
     Vehicles                                  18,319              18,319
                                           ----------          ----------
                                            2,389,581           2,394,936
     Accumulated depreciation               1,636,057           1,664,974
                                           ----------          ----------
                                           $  753,524          $  729,962
                                           ==========          ==========

Depreciation expense for the years ended December 31, 2001 and 2000 was $179,980 and $174,195, and for the three months ended March 31, 2002 and 2001 was $28,917 and $51,480, respectively.

NOTE 6 - ACCOUNTS PAYABLE

Under the Company's working relationship with a financial institution it routinely maintains an overdraft position in its bank balance. Included in accounts payable are bank overdrafts of $70,198 and $121,014 as of December 31, 2001 and March 31, 2002, respectively.

NOTE 7 - NOTES PAYABLE

                                                       December 31, 2001        March 31, 2002
                                                       -----------------        --------------
Note payable to a financial  institution,
10.75% annual interest rate, maturity
date of February 2015, monthly payments of $8,684.
Secured by real estate.                                  $   733,612            $   719,280

Note payable to a financial institution, 10%
annual interest rate, maturity date of November
2002, monthly payment of $3,000 with a balloon due
November, 2002. Secured by production equipment.             400,250                400,250

Note payable to a financial institution, 9.25%
annual interest rate, maturity date and balloon
payment due October 2004, monthly payments
of $759 plus interest. Secured by real estate.               165,999                165,158

                                 FUTRONIX, INC.
                          Notes to financial statements
               for the years ended December 31, 2001 and 2000 and
               for the three months ended March 31, 2002 and 2001
                                   (continued)


NOTE 7 - NOTES PAYABLE (continued)

                                                       December 31, 2001        March 31, 2002
                                                       -----------------        --------------
Note payable to an individual, 10% annual
interest rate, maturity date of May 2030,
monthly payments of $878. Secured by real
estate.                                                       92,083                 91,749

Note payable to a financial institution, 9.5%
annual interest rate, maturity date of April
2002, monthly payments of $409 plus
interest. Secured by real estate.                             38,981                 35,776

Note payable to an individual, 10% annual
interest rate, maturity date of May 2030,
monthly payments of $219. Secured by real
estate.                                                       22,994                 22,912

Note payable to a corporation, 12% annual
Interest rate, maturity date of November 2002,
monthly payments of $2,190.                                   21,654                 17,277

Credit line to a financial institution, 16.5%
interest rate minimum monthly payment of
$100 required.                                                 4,595                  3,986

Credit card from a financial institution, 12.5%
interest rate, minimum monthly payment of
$200 required.                                                 4,273                  4,032
                                                         -----------            -----------
                                                           1,484,451              1,460,420
Less: current portion                                        507,230                491,559
                                                         -----------            -----------
                                                         $   977,221            $   968,861
                                                         ===========            ===========

Maturities of long-term debt are as follows:

                 2002                                    $   507,230            $   491,559
                 2003                                         40,427                 41,273
                 2004                                        182,626                182,728
                 2005                                         38,766                 39,813
                 2006                                         43,130                 44,295
                 Thereafter                                  672,272                660,752
                                                         -----------            -----------
                                                         $ 1,484,451            $ 1,460,420
                                                         ===========            ===========

                                 FUTRONIX, INC.
                          Notes to financial statements
               for the years ended December 31, 2001 and 2000 and
               for the three months ended March 31, 2002 and 2001
                                   (continued)


NOTE 8 - NOTE PAYABLE - RELATED PARTY

At March 31, 2002, the Company had notes payable to its parent company, Futronix Group, Inc., in the amount of $182,568. There are no repayment terms.

NOTE 9 - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade accounts receivable.

The Company maintains cash and cash equivalents and short and long-term investments with various financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company's investment strategy. The Company does not require collateral on these financial instruments. As of December 31, 2001 and March 31, 2002, the Company had no cash deposits in excess of federally insured limits.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the relatively large size of the individual entities comprising the Company's customer base and the evaluation of the entities credit worthiness. However, as of December 31, 2001 and March 31, 2002, the Company's net receivables from companies were approximately $772,536 and $1,121,623, respectively. The Company does not require collateral for trade accounts receivable, and, therefore, the Company could record losses up to this amount if these customers fail to pay.

Sales to the Company's three major customers accounted for approximately 54% for the year ended December 31, 2001 and the three months ended March 31, 2002. The individual customers comprised 25%, 16% and 13% of net sales. The Company anticipates that significant customer concentration will continue for the foreseeable future, although the companies which constitute the Company's largest customers may change.

NOTE 10 - RELATED PARTY TRANSACTIONS

An owner and officer of the Company was paid royalties on sales of certain products. Royalty expenses for the years ending December 31, 2001 and 2000 totaled approximately $5,040 and $52,000, respectively. There were no royalty payments during the quarter ended March 31, 2002.

An owner of the Company received payments on a loan to the Company totaling approximately $13,864 and $54,000 during the years ending December 31, 2001 and 2000, respectively. At December 31, 2001, the owner converted the remaining principal of $112,085 to additional paid in capital. Additionally, during the quarter ended March 31, 2002 the owners converted notes payable of $171, 240 to additional paid in capital

The owners of the Company transferred ownership of the land and building used in the Company's operations to the Company during the year ended December 31, 2000. The Company had previously leased the property. The property was transferred at the owners' book value of $729,800. Liabilities associated with the property totaling $1,116,810 were transferred to the Company and the owners forgave debt and related interest owed to them by the Company in the amount of $387,010.

                                 FUTRONIX, INC.
                          Notes to financial statements
               for the years ended December 31, 2001 and 2000 and
               for the three months ended March 31, 2002 and 2001
                                   (continued)


NOTE 11 - COMMITMENTS AND CONTINGENCIES

A financial institution is suing the Company for an alleged covenant violation on an equipment loan. In 2002 the Company has subsequently settled this matter at an additional cost of $32,000 by making total payments due, including interest, to the financial institution of $467,885 by November 19, 2002.

A vendor is suing the Company for payment on inventory that the Company has not received. The Company does not believe there will be a material adverse effect from this.

NOTE 12 - UNRECORDED BUSINESS COMBINATION AND LITGATION

Effective May 2000, the Company entered into an agreement to be acquired by Salient Cybertech, Inc. ("Salient") pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"). The Merger Agreement called for consideration to be paid to the Company's shareholders in the form of shares of Salient's common and preferred stock. The Merger Agreement also called for working capital totaling $3,000,000 to be infused into the Company by Salient. The Company believes that the terms of the Merger Agreement were not fulfilled by Salient because the aggregate required funding was never received by the Company. Additionally, no articles of merger were filed with the Florida Department of State. Therefore, the Company does not believe a change in ownership occurred. In March 2001, Salient entered into an agreement to sell the Company to Trident Systems International, Inc. ("Trident"). It is the Company's belief that this transaction was not completed and Trident did not acquire an interest in the Company.

In connection with the above described Merger Agreement, Salient filed a lawsuit against the Company and its shareholders alleging its ownership of the Company and alternatively, seeking the return of the capital advances of $1,325,000, paid to the Company, plus additional damages. The Company has taken the position that it is not liable to Salient for the full return of the cash advances it received from Salient. Subsequent to December 31, 2001, the parties have been involved in settlement negotiations. Although the Company anticipates settling this litigation in the near future, no settlement agreement has been finalized. The proposed terms of the settlement require the issuance of 900,000 shares of preferred convertible stock, stated value $1.00 per share of Futronix Group, Inc. ("Futronix"), the parent company of the Company. As a result of these settlement negotiations and subsequent to December 31, 2001, the Company has capitalized the advances as additional paid in capital of $1,325,000. In the event that the settlement negotiations fail and the lawsuit is decided against the Company, the Company could be liable to Salient for some or all of the advances, plus applicable interest, and possibly other damages, all of which would likely have a material adverse impact on the Company and Futronix.

NOTE 13 - COMMON STOCK

On February 20, 2002 the Company changed its par value of common stock to $0.0001 from $1.00 per share, increased the authorized number of shares to 1,000,000 and declared a 10,000 for 1 stock split. This stock split has been reflected as of the earliest period presented to show 1,000,000 shares outstanding with an aggregate par value of $100.

                                 FUTRONIX, INC.
                          Notes to financial statements
               for the years ended December 31, 2001 and 2000 and
               for the three months ended March 31, 2002 and 2001
                                   (continued)


NOTE 14 - EARNINGS (LOSS) PER SHARE

Earnings and loss per share of common stock has been computed based on the weighted average number of shares outstanding after giving effect to the stock split. For all periods, the outstanding shares were 1,000,000. There were no outstanding stock options and there were no other dilutive items outstanding; therefore, basic and diluted loss per share are the same.